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                                                                EXHIBIT 23


                       Consent of Jones, Jensen & Company

We hereby consent to the use of our audit report dated June 30, 1999 in this Form 10-KSB of Chequemate International, Inc. for the year ended March 31, 1999, which is part of this Form 10-KSB and all references to our firm included in this Form 10-KSB.


/s/ Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
January 12, 2000